                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                            -----------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               DECEMBER 21, 1999
                               -----------------


                            NUTRAMAX PRODUCTS, INC.
                        -------------------------------
              (Exact name of registrant as specified in charter)


          DELAWARE                     0-18671                 061200464
----------------------------  ------------------------    -------------------
(State or other jurisdiction  (Commission file number)      (IRS employer
     of incorporation)                                    identification no.)


              51 BLACKBURN DRIVE, GLOUCESTER, MASSACHUSETTS 01930
              ---------------------------------------------------
              (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (978) 282-1800
                                                           --------------

Item 5.  Other Events.
---------------------

     NutraMax Products, Inc. (the "Company") has entered into a First Amendment to Forbearance Agreement and Amendment with its senior lenders, pursuant to which such lenders agreed to waive certain provisions of the original Forbearance Agreement dated December 1, 1999 requiring the sale of the Company's Optopics division and the lenders' receipt of a refinancing proposal by December 15, 1999.

     The Company submitted two refinancing proposals to its lenders early last week. Each of the proposals provided liquidity for the Company to pay and preserve its trade credit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

     (c)  Exhibits

Exhibit   Name
-------   ----

10.1+ First Amendment to Forbearance Agreement and Amendment effective as of December 15, 1999 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A. as agent for the Lenders.

99.1+     Press Release issued for publication on December 21, 1999.

____________________
+ Filed herewith.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NUTRAMAX PRODUCTS, INC.


Date: December 21, 1999                By: /s/ David J. Radeke
                                          ----------------------------
                                          David J. Radeke
                                          Executive Vice President and Chief
                                          Operating Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit  Name
-------  ----

10.1+ First Amendment to Forbearance Agreement and Amendment effective as of December 15, 1999 by and among NutraMax Products, Inc., its various subsidiaries signatory thereto, the lenders signatory thereto (the "Lenders"), and BankBoston, N.A. as agent for the Lenders.

99.1+    Press Release issued for publication on December 21, 1999


______________________
+ Filed herewith.